FOR IMMEDIATE RELEASE


CONAGRA NAMES ROHDE VICE CHAIRMAN AND PRESIDENT;
LOCHMANN JOINS CHAIRMAN & CEO FLETCHER AND ROHDE
IN CONAGRA'S OFFICE OF THE CHAIRMAN

Omaha, Neb., August 26, 1996 -- ConAgra, Inc. (NYSE: CAG) today announced that ConAgra's Board of Directors has elected Bruce Rohde a member of the board of ConAgra, vice chairman of the board, and president of ConAgra. The company also announced that it has formed an Office of the Chairman, consisting of Philip B. Fletcher, 63, ConAgra's chairman and chief executive officer; Mr. Rohde, 47; and Leroy O. Lochmann, 61, president and chief operating officer, ConAgra Refrigerated Foods Companies.
         Mr. Rohde has been ConAgra's general counsel since 1984 and has served since then with ConAgra's Management Executive
Committee, the company's senior management group. He has been chairman and president of the Omaha-based law firm McGrath, North, Mullin & Kratz, P.C. since 1984. Mr. Rohde, who also earned a certified public accountant certificate, has represented ConAgra as a principal attorney since 1974 when McGrath, North became legal counsel to ConAgra.
         Mr. Fletcher commented, "I've known, admired and respected Bruce Rohde since 1982 when I joined ConAgra. He's an exceptional leader with remarkable insight and financial acumen. He's also a superb strategic thinker.
         "Bruce understands our company and, just as important, he understands and values our decentralized, entrepreneurial culture.

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CONAGRA NAMES ROHDE VICE CHAIRMAN AND PRESIDENT;
LOCHMANN JOINS CHAIRMAN & CEO FLETCHER AND ROHDE
IN CONAGRA'S OFFICE OF THE CHAIRMAN

He has been deeply involved in virtually every one of ConAgra's 200-plus significant acquisitions since 1976. Since 1984 he has participated in management meetings where our business and strategic plans have been formulated. Our board conducted an extensive inside-outside search to identify the best-qualified executive for this position, and we found him.
         "I'm also very pleased that Lee Lochmann is joining Bruce and me in ConAgra's Office of the Chairman. Lee's contributions to ConAgra and to the meat products industry are well-known. He was responsible for putting together ConAgra's Refrigerated Foods Companies, and is leveraging the strengths of our company's largest operating group to deliver substantial value to our shareholders.
Lee also is former chairman of the American Meat Institute, the U.S. meat industry's leading trade association."
         In ConAgra's new Office of the Chairman, Mr. Rohde and Mr. Lochmann will report to Mr. Fletcher. ConAgra's corporate staff functions will continue to report to Mr. Fletcher. The four presidents and chief operating officers of ConAgra's Agri-Products, Trading and Processing, Grocery Products and Diversified Products operating groups will report to Mr. Rohde. The Refrigerated
Products operating companies' presidents and the group's staff officers continue to report to Mr. Lochmann.
         Mr. Rohde received his B.S. in business administration degree from Creighton University in 1971. He earned his J.D. degree, cum

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
CONAGRA NAMES ROHDE VICE CHAIRMAN AND PRESIDENT;
LOCHMANN JOINS CHAIRMAN & CEO FLETCHER AND ROHDE
IN CONAGRA'S OFFICE OF THE CHAIRMAN

laude, from Creighton School of Law in 1973.  He joined McGrath,
North in 1973.
         Mr. Rohde is admitted to practice before the U.S. Supreme Court, the Nebraska Supreme Court and various United States Courts of Appeals, among others. He is a member of the American Bar Association, sections of Litigation, Taxation, Antitrust and Business Law; the Nebraska Bar Association; and the Nebraska Society of Certified Public Accountants. He is a director of Creighton University.
         Mr. Lochmann joined ConAgra in 1990 when ConAgra acquired Beatrice Company. He was named president and chief operating officer of Armour Swift-Eckrich in 1990, president and chief operating officer of ConAgra Meat Products Companies in 1993, and president and chief operating officer of ConAgra Refrigerated Foods Companies in 1995. He has been a member of ConAgra's Office of the President since 1990.
         Mr. Lochmann's Refrigerated Foods group includes ConAgra's U.S. and international branded processed meats, beef, pork, poultry and cheese businesses with total annual sales of $13 billion. Mr. Lochmann was president of Swift-Eckrich before joining ConAgra. He has 43 years of experience in refrigerated foods operations and management.

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
CONAGRA NAMES ROHDE VICE CHAIRMAN AND PRESIDENT;
LOCHMANN JOINS CHAIRMAN & CEO FLETCHER AND ROHDE
IN CONAGRA'S OFFICE OF THE CHAIRMAN
         ConAgra is a diversified international food company operating along the food chain in 32 nations. ConAgra's sales in the company's May 1996 fiscal year were $24.8 billion.
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